SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 4

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEXELL THERAPEUTICS INC. (f/k/a VIMRx PHARMACEUTICALS INC.)

(Exact name of registrant as specified in its charter)

Delaware	06-1192468

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Parker, Irvine, California	92618

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-25469 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Subscription Warrants

(Title of Class)

This Registration Statement on Form 8-A/A amends the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by the Registrant on April 16, 1997, as amended on March 17, 2000, June 22, 2000, and July 19, 2001 relating to the Registrant’s Common Stock Subscription Warrants.

Item 1.  Description of Registrant’s Securities to be Registered.

     Pursuant to the Warrant Agreement, dated as of June 17, 1996 between the Registrant and American Stock Transfer & Trust Company, certain adjustments to the exercise price of the Common Stock Subscription Warrants (the “Warrants”) have been made and are anticipated to be made arising out of transactions in connection with the Registrant’s dissolution as contemplated by the Plan of Complete Liquidation and Dissolution adopted by the Board of Directors of the Registrant on October 16, 2002. Reference is made to the Letter from the Registrant to the Holders of Warrants dated December 3, 2002 attached hereto as Exhibit B.

Item 2.  Exhibits.

A.
Warrant Agreement dated June 17, 1996 between the Registrant and the Warrant Agent with Form of Warrant Certificate, incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (File No. 333-25469)

B.	Letter from the Registrant to the Holders of Warrants dated December 3, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      NEXELL THERAPEUTICS INC.
                                                    (Registrant)

By:	/s/ Victor W. Schmitt

Victor W. Schmitt, Chief Executive Officer and Chief Financial Officer

Dated:    December 3, 2002